Exhibit 99.1

CSX ANNOUNCES FINAL VOTING RESULTS FOR
2008 ANNUAL MEETING OF SHAREHOLDERS

Jacksonville, FL – July 31, 2008 – CSX Corporation (NYSE: CSX) today announced that IVS Associates, Inc., the inspector of election for CSX’s 2008 annual meeting of shareholders, issued its final report, showing that four of the TCI Group’s nominees received a larger number of votes than four of CSX’s nominees.

CSX will continue to work diligently in an effort to resolve all remaining issues with respect to the meeting vote. The Company hopes that all such issues will be resolved before September 24, 2008, the date the Company will reconvene the annual meeting. CSX said the final outcome of the director election remains uncertain for two reasons, one involving a judicial appeal and the other involving questions in the vote count.

Two of the Board seats involving TCI Group nominees, Timothy O’Toole and Christopher Hohn, will be determined by an appeal before the Second Circuit Court of Appeals. In that case, CSX has asked the Court to prevent the TCI Group from voting 6.4 percent of the outstanding shares of CSX. A Federal District Court determined that those shares were acquired by the TCI Group while it was engaged in illegal conduct with respect to CSX securities. If the Court decides in favor of the CSX position, Mssrs. O’Toole and Hohn will not have the votes needed to be elected to the Board. The Second Circuit has scheduled the case for expedited hearing on August 25, 2008. The case goes to the integrity of the election, and the Company is hopeful that it will be completed before the September 24, 2008 meeting and before the next regularly scheduled Board meeting in October.

One of those two seats, involving Mr. Hohn and CSX nominee, Dr. Frank Royal, is also the subject of controversy surrounding the tabulation of votes from other shareholders. Despite serious challenges, the inspector determined that Mr. Hohn received 790,412 more votes than Dr. Royal, a margin of less than three tenths of one percent of the votes cast.

Among other things, the Company challenged the inspectors’ failure to count more than half a million votes cast under three union-sponsored 401k plans, notwithstanding the clear intention of the plan trustee to cast those votes for Dr. Royal. If these and other challenged votes were counted as the Company believes they should have been, Dr. Royal would have received more votes than Mr. Hohn, regardless of the outcome of the pending litigation in the Second Circuit appeal. The Company is considering its options with respect to these challenged votes.

The IVS preliminary and final reports indicated that Gilbert H. Lamphere and Alexandre Behring would be elected as directors of the Company. The Board promptly offered seats to Messrs. Lamphere and Behring, who joined the Board effective July 28, 2008.

About CSX
CSX Corporation, based in Jacksonville, Fla., is one of the nation's leading transportation companies, providing rail, intermodal and rail-to-truck trainload services. The Company's transportation network spans approximately 21,000 miles, with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the Company's web site, www.csx.com.

Forward-looking statements
This information and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

Contacts:
David Baggs, Investor Relations	Dan Katcher / Andrew Siegel
904-359-4812	Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
Garrick Francis, Corporate Communications
904-359-1708